Exhibit 99.1
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                             [Logo of ORBCOMM Inc.]



              ORBCOMM AND GENERAL ELECTRIC ASSET INTELLIGENCE, LLC
                    ENTER SETTLEMENT AND SERVICES AGREEMENTS

   - New Agreement Provides ORBCOMM Opportunity to Expand and Extend Scope of Relationship with General Electric Asset Intelligence, LLC Through 2013 -

Fort Lee, NJ, April 9, 2009 - ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on providing Machine to Machine (M2M) solutions, with its subsidiary Stellar Satellite Communications Ltd. today announced the entering into several agreements with General Electric Asset Intelligence, LLC (GEAI). ORBCOMM will be the sole provider to GEAI of telematics and M2M data communications on all subscriber communicators sold or managed by or on behalf of GEAI, whether satellites, cellular, or dual mode (cellular plus satellite), generally as long as ORBCOMM provides competitive services at competitive rates with appropriate regulatory approvals, subject to the terms of the agreement.

Pursuant to the Settlement Agreement, GEAI paid a one-time settlement fee associated with the prior hardware agreement between GEAI and Stellar dated October 10, 2006. ORBCOMM and GEAI have concurrently entered into a Services Agreement, which will expand the scope of services provided by ORBCOMM to GEAI. The new services, in addition to ORBCOMM's low-earth-orbit satellite-based data communications services, may include network services for M2M applications using other satellite, cellular or dual mode (cellular plus satellite) data communications services thereby focusing on subscriptions rather than hardware sales. The Services Agreement, whose term coincides with the amended International Value Added Reseller (IVAR) agreement is for five year through December 31, 2013.

"We are pleased to have this new agreement with General Electric in place," said Marc Eisenberg, Chief Executive Officer of ORBCOMM. "The new agreement focuses on subscriber additions as opposed to hardware sales, further embedding ORBCOMM into GEAI's go-to-market strategy. As a result, this allows ORBCOMM to leverage the satellite network and terrestrial reseller agreements we have been establishing. This agreement strengthens ORBCOMM's relationship with GEAI through December 31, 2013."

About ORBCOMM Inc.

ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, General Electric, Hitachi Construction Machinery, Hyundai Heavy Industries, Komatsu Ltd., and Volvo Construction Equipment among other

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industry leaders. By means of a global network of low-earth orbit (LEO)
satellites and accompanying ground infrastructure, ORBCOMM's low-cost and reliable two-way data communications products and services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. The Company's products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has a network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company's expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from the Asset Intelligence division of General Electric Company ("GE" or "General Electric" or "AI"), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System ("AIS") business; the in-orbit satellite failure of the Coast Guard demonstration or the quick-launch satellites, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors:
Lucas Binder
VP, Business Development and Investor Relations
ORBCOMM Inc.
703-433-6505
binder.lucas@orbcomm.com

Media:
Jennifer Lattif
Senior Account Executive
The Abernathy MacGregor Group
212-371-5999
jcl@abmac.com